UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2003

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(408) 750-5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP.

On November 3, 2003, Redback Networks Inc. (the “Company”) filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and simultaneously announced that it believes it has secured the requisite votes to confirm its proposed prepackaged plan of reorganization (the “Prepackaged Plan”) from holders (the “Noteholders”) of its 5% Convertible Subordinated Notes due 2007 (the “Notes”). As of the date of this Current Report, no trustee, receiver or examiner has been appointed, and the Company expects to act as a debtor-in-possession during the period of reorganization, subject to the supervision and orders of the Bankruptcy Court.

Pursuant to the Prepackaged Plan, the Company’s existing stockholders would retain approximately 2.5 million shares of the Company’s common stock and would receive seven-year warrants to purchase up to approximately 2.6 million shares of the Company’s common stock at an exercise price of $5.00 per share and up to approximately 2.8 million shares of the Company’s common stock at an exercise price of $9.50 per share. In addition, the Prepackaged Plan provides for, among other things, the issuance of approximately 101.6 shares of the Company’s common stock to the Noteholders for each $1,000 principal amount of Notes and accrued interest through the filing date of the Prepackaged Plan, and the issuance of approximately 101.6 shares of the Company’s common stock to certain of the Company’s landlords for each $1,000 of outstanding lease related obligations. The Prepackaged Plan will result in Noteholders, landlord claimants and any other claim holders classified with these parties holding approximately 95.1% of the Company’s common stock on a post-reorganization basis with the existing stockholders of the Company holding approximately 4.8% of the Company’s common stock on a post-reorganization basis. Additional detailed information regarding the terms of the Prepackaged Plan is set forth in (i) the Prospectus/Disclosure Statement dated October 10, 2003 and filed with the Securities and Exchange Commission on October 14, 2003 in connection with the Company’s Registration Statement on Form S-4 (File No. 333-107714) and (ii) the Prospectus/Proxy/Disclosure Statement dated October 10, 2003 contained in the Company’s Registration Statement on Form S-4 (File No. 333-108170), each of which was declared effective by the Securities and Exchange Commission on October 10, 2003.

Attached as an exhibit to this Current Report is a copy of a press release, dated November 3, 2003, announcing the Company’s filing of its Prepackaged Plan.

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

Proposed Out-of-Court Restructuring

The Company’s previously announced exchange offer expired at 12:00 midnight, New York City time, on Thursday, October 30, 2003. The Altman Group, the exchange agent for the exchange offer, advised the Company that, as of the expiration of the exchange offer, $401,814,000 aggregate principal amount of the Notes were tendered in the exchange offer, which represents 86.0% of the outstanding Notes. Because the 98% minimum tender condition and certain other conditions to the exchange offer were not met, the Company instructed The Altman Group to promptly return the tendered Notes to the tendering Noteholders.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  The following exhibit is filed with this Current Report:

99.1    Press Release dated November 3, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: November 4, 2003	By:	/s/ KEVIN DENUCCIO

Kevin DeNuccio President and Chief Executive Officer